Exhibit 10.8


                              CONSULTING AGREEMENT


                  This Consulting Agreement (this "Agreement") is entered into by and between Renaissance Cosmetics, Inc., a Delaware corporation (the "Company") and River International, Inc. ("RII") whose president is Thomas T.S. Kaung ("Kaung") (RII and Kaung are together referred to herein as "Consultant") as of this 1st day of December, 1997. The Company and the Consultant are sometimes referred to herein individually as a "Party" and together as the "Parties."

                  WHEREAS, the Company desires to hire Consultant to provide consulting services for the Company and its affiliates under the terms and conditions set forth herein with the express understanding that Kaung will be the sole and exclusive provider of consulting services hereunder on behalf of RII absent mutual agreement of the Parties to the contrary; and

                  WHEREAS, Consultant desires to be engaged to provide consulting services for the Company under the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                  1. Consulting Agreement; Term. The Company hereby engages Consultant as a consultant to the Company and each of its affiliated entities and businesses and Consultant accepts such engagement commencing on December 1, 1997 and continuing for a period of eight (8) months thereafter (the "Consulting Term"). The Consulting Term may be extended by agreement of the Parties on mutually acceptable terms and conditions.

                  2. Consulting Duties. During the Consulting Term, the Consultant shall provide such advisory and consulting services to the Company and its affiliates as may be designated from time to time by the Board of Directors of the Company (the "Board"), the Chief Executive Officer of the Company (the "CEO"), the Chief Financial Officer of the Company or the applicable General Manager or Group Vice President as determined by the Company for each project on which Consultant provides consulting services. Consultant shall report to the CEO and shall perform Consultant's duties consistent with the best interests of the Company and the policies and guidelines of the Company as in effect at any time and from time to time, to the best of Consultant's ability, and in a diligent manner.

                  3. Retainer Fee. During the initial eight (8) months of the Consulting Term, the Company shall pay to Consultant a retainer fee (the "Retainer Fee") in the amount of $22,000 per month. In the event the Consulting Term is extended beyond the initial eight (8) months, the Company the Retainer Fee shall be $2,000 per day, or such other amount as mutually agreed. The Company shall also reimburse Consultant for reasonable out-of-pocket business expenses incurred in connection with the services provided to the Company by Consultant, provided that

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standard documentation and/or receipts are submitted to the Company by
Consultant at the time reimbursement is requested. At the end of each month during the Consulting Term, Consultant shall provide the Company with a statement for services rendered during that month and expenses incurred (along with supporting documentation) for which Consultant seeks reimbursement, and the Company shall pay the Retainer Fee, and reimburse the reimbursable expenses, within five (5) business days following receipt of such statements.

                  4. Independent Contractor. The Parties acknowledge, understand and agree that Consultant is an independent contractor and shall not be considered an employee or agent of the Company or any of its affiliates pursuant to the terms of this Agreement for any purposes whatsoever and Consultant shall have no right or authority to assume or create any obligation or liability, express or implied, on behalf of the Company or any of its affiliates, or to bind the Company or any of its affiliates in any manner whatsoever, without the Company's express prior written consent. Consultant shall be responsible for all income taxes, Social Security and other tax liabilities with respect to the Retainer Fee paid hereunder.


                  5.       Termination.

                  a. Notwithstanding anything to the contrary herein, in the event Consultant intentionally breaches a material provision of this Agreement (for purposes hereof, the covenants in Sections 6, 7 and 8 shall be deemed to be material provisions), the Company shall have the right to terminate this Agreement by giving Consultant written notice thereof (and such termination shall be effective upon the date of such notice).

                  b. On or after August 1, 1998, either Party may terminate this Agreement at any time by giving written notice to the other (and such termination shall be effective ten (10) business days after the date of such notice, unless otherwise agreed to by the Parties).

                  c. The Company's right of termination shall be in addition to and shall not affect its rights and remedies under Sections 6, 7, 8 and 9 hereof, and such rights and remedies under such Sections shall survive termination of this Agreement.

                  d. In the event of termination of this Agreement pursuant to the terms hereof, Consultant shall have no right to receive any compensation for any period subsequent to the date of such termination, except for any pro rated amounts earned prior to such termination, and all rights of Consultant to receive compensation for any period subsequent to the date of such termination shall terminate in their entirety effective on and as of the termination date.

                  6. Non-Competition Agreement. Without the prior consent of the Company, Consultant shall not, for a period extending from the date hereof and continuing for so long as Consultant is receiving payments from the Company for consulting services provided hereunder, directly or indirectly, be employed in any capacity by, serve as an employee, agent, officer or director of, serve as a consultant or advisor to, or otherwise participate in the management or

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operation of, any person, firm, corporation or other entity of any kind
(collectively, a "Person") which engages in any facet of the business of manufacturing and marketing fragrance products, artificial fingernails or artificial or natural nail care products in the continental United States.

                  7. Confidentiality. Consultant shall not, at any time, divulge to any Person (as defined in Section 6 above), other than to employees of the Company and its affiliates who have a need to know such information in connection with the performance of their duties on behalf of the Company and except as required by law, any confidential, proprietary or privileged information to which Consultant becomes privy during the Consulting Term, including, without limitation, information relating to the financial condition, business, operations, or method of business of the Company or its affiliates, customer and supplier information, independent contractor information, know-how, trade-secrets, procedures, litigation or other confidential information regarding the affairs of the Company, or any of its officers, directors, stockholders, subsidiaries, affiliates, customers or suppliers ("Confidential Information").

Confidential Information does not include any information that (i) is or becomes generally available to the public other than as a result of a disclosure by Consultant or anyone to whom Consultant transmits the Confidential Information in accordance with this Agreement, or (ii) becomes available to Consultant on a non-confidential basis from a source other than the Company or its affiliates.

                  8. Nonsolicitation of Employees. Consultant shall not, for a period extending from the date hereof and continuing for so long as Consultant is receiving payments from the Company for consulting services provided hereunder, directly or indirectly, solicit, interfere with, employ or retain in any other capacity any employee of the Company or any of its affiliates, nor permit, encourage or allow any entity in which the Consultant owns, directly or indirectly, more than a 5% equity or proprietary interest or the right or option, legally or beneficially, directly or indirectly, to acquire or own any stock or other proprietary or equity interest, to solicit, interfere with, employ or retain in any other capacity any employee of the Company or any of its affiliates.

                  9. Remedies. Consultant acknowledges and agrees that (a) the covenants contained in Sections 6, 7 and 8 hereof are reasonable in content and scope, are entered into by Consultant in partial consideration for the compensation to be paid to Consultant hereunder and are a necessary and material inducement to the Company to go forward with the engagement contemplated by this Agreement, and (b) the services and agreements to be performed hereunder by Consultant are of a unique, special and extraordinary character, and that a breach by Consultant of any covenants contained in Sections 6, 7 and 8 above would result in irreparable damage to the Company and its affiliates which may be unascertainable. Accordingly, Consultant agrees that, in the event of any breach or threatened breach of any of the covenants contained in Sections 6, 7 and 8, the Company and its affiliates shall be entitled, in addition to money damages and reasonable attorneys' fees and the right, in the Company's sole and absolute discretion, to terminate this Agreement, to seek an injunction or other appropriate equitable relief to prevent such breach or any continuation thereof in any court of competent jurisdiction.


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                  10. Indemnification. The Company shall indemnify and hold
harmless Consultant from and against any claims, judgments, liabilities, obligations, expenses (including reasonable attorneys' fees) and costs incurred by Consultant that arise from the performance by Consultant of services for the Company in accordance with the terms hereof, to the extent that (i) Consultant acted in good faith and in a manner which Consultant reasonably believed to be in, or not opposed to, the best interests of the Company, and (ii) with respect to any criminal proceeding, Consultant had no reasonable cause to believe the conduct was unlawful.

                  11. Notices. All notices or other communications in connection with this Agreement shall be in writing and may be given by personal delivery or mailed, certified mail, return receipt requested, postage prepaid or by a nationally recognized overnight courier to the Parties at the addresses set forth below (or at such other address as one Party may specify in a notice to the other Party):

         If to the Company:        Renaissance Cosmetics, Inc.
                                   635 Madison Avenue, Fifth Floor
                                   New York, New York  10022
                                   Attention:  Group Vice President, Corporate
                                            Development and Human Resources

         with a copy to:           Brownstein Hyatt Farber & Strickland
                                   410 Seventeenth Street, Suite 2200
                                   Denver, Colorado  80202
                                   Attention:  Jacquelyn Kilmer

         If to Consultant:         River International, Inc.
                                   12 Pepper Ridge Road
                                   Cleveland, Ohio  44124
                                   Attention:  Thomas Kaung

                  12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  13. Attorneys' Fees. The Parties agree that, if any action is instituted to enforce this Agreement, the Party not prevailing shall pay to the prevailing Party all costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party in connection with such action. If both Parties prevail in part in such action, the court or arbitrator(s) shall allocate the financial responsibility for such costs and expenses.

                  14. Entire Agreement; Amendments. This Agreement represents the entire agreement between the Parties with respect to the matters addressed herein and supersedes all prior negotiations, representations or agreements between the Parties, either written or oral, on the subject matter hereof. This Agreement may not be amended, modified, altered or rescinded except upon a written instrument designated as an amendment to this Agreement and executed


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by both Parties hereto.

                  15. Severability. If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. If any provisions of this Agreement shall be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting or reducing the same so as to render such provision enforceable to the extent compatible with applicable law.

                  16. Waiver. Failure on the part of the Company to exercise any right or option arising out of a breach of this Agreement shall not be deemed a waiver of any right or option with respect to subsequent or different breach, or the continuation of any existing breach.

                  17. Sole Provider of Consulting Services. Notwithstanding anything herein to the contrary, RII and Kaung agree that, absent mutual agreement between Consultant and the Company to the contrary, Kaung shall be the sole provider of consulting services on behalf of RII and that RII shall not have the right, without the prior agreement of the Company, to substitute, designate or appoint any person other than Kaung as the sole provider of consulting services hereunder on behalf of RII.

                  18. Counterparts; Telecopied Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same agreement. Signatures may be exchanged by telecopy and the originals shall be exchanged by overnight mail. Each of the Parties agrees that it will be bound by it telecopied signature and that it accepts the telecopied signature of the other Party.




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                  IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and date first above written.

                                                     RIVER INTERNATIONAL, INC.

                                                     By:  /s/ Thomas T. S. Kaung
                                                     ---------------------------
                                                     Name:  Thomas T.S. Kaung
                                                     Title: President


                                                     RENAISSANCE COSMETICS, INC.

                                                     By:  /s/ John R. Jackson
                                                     ---------------------------
                                                     Name:  John R. Jackson
                                                     Title: GVP


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